                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                       Granite Construction Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

                                                                            LOGO

                       GRANITE CONSTRUCTION INCORPORATED
                             525 WEST BEACH STREET
                         WATSONVILLE, CALIFORNIA 95076
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 22, 2000

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GRANITE CONSTRUCTION INCORPORATED, a Delaware corporation (the "Company"), will be held on May 22, 2000, at 10:30 a.m. local time, at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California for the following purposes:

     1. To elect three (3) directors of the Company for the ensuing three-year term;

     2. To ratify the directorship of one (1) director appointed by the Board on July 22, 1999;

     3. To act upon a proposal to amend the Certificate of Incorporation of the Company so as to increase the authorized Common Stock;

     4. To ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 2000; and

     5. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on April 7, 2000 are entitled to notice of, and to vote at, this meeting and any continuations or adjournments thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California 93955.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING.

     The vote of every stockholder is important in achieving this goal, and your cooperation in promptly returning your executed Proxy will be appreciated. Each Proxy is revocable and will not affect your right to vote in person in the event that you decide to attend the meeting.

                                          By Order of the Board of Directors,

                                                           LOGO
                                          Michael Futch
                                          Vice President, General Counsel and
                                          Secretary

Watsonville, California
April 20, 2000

                       GRANITE CONSTRUCTION INCORPORATED
                             525 WEST BEACH STREET
                         WATSONVILLE, CALIFORNIA 95076
                            ------------------------

                                PROXY STATEMENT

                      2000 ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation by the management of GRANITE CONSTRUCTION INCORPORATED, a Delaware corporation (hereinafter called the "Company") of Proxies for use at the Annual Meeting of Stockholders to be held on May 22, 2000, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying Proxy are first being sent to stockholders on approximately April 20, 2000. The cost of the solicitation of Proxies will be borne by the Company. The Company may use the services of its officers, directors and others to solicit Proxies personally or by telephone, without additional compensation.

                                 VOTING RIGHTS

     All shares represented by valid Proxies received prior to the meeting will be voted and, where a stockholder specifies by means of the Proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If no instructions are given on the executed Proxy, the Proxy will be voted in favor of the proposals described. A stockholder who signs and returns a Proxy in proper form will have the power to revoke it at any time before it is voted. A Proxy may be revoked by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date, or by appearing at the meeting and electing to vote in person. The Company's bylaws provide that a majority of the shares entitled to vote, whether present in person or represented by Proxy, shall constitute a quorum for the transaction of business at the meeting.

     The voting securities of the Company entitled to vote at the meeting consist of shares of Common Stock. Only stockholders of record at the close of business on April 7, 2000 are entitled to notice of, and to vote at, the Annual Meeting. On April 7, 2000, there were 27,288,366 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote.

                      NOMINATION AND ELECTION OF DIRECTORS
                          RATIFICATION OF DIRECTORSHIP

     The Company currently has a nine-member Board of Directors. Directors are elected for three-year terms and are divided into three classes, with one class elected at each annual meeting of stockholders.

     Three (3) directors of the Company are to be elected for the ensuing three-year term and until their successors are elected and qualified. The nominees are Richard M. Brooks, Raymond E. Miles and Linda Griego. Certain information with respect to their ages and background is set forth below. Mr. Brooks was first elected at the 1990 Annual Meeting of Stockholders of the Company and Mr. Miles was first elected at the 1988 meeting. Both were elected to their present terms in 1997. Ms. Griego was appointed by the Board on July 22, 1999.

     J. Fernando Niebla was also appointed by the Board on July 22, 1999. Mr. Niebla's directorship is to be ratified for the remaining two-year term and until his successor is elected and qualified.

     Each nominee will hold office until his or her term expires or until his or her successor is elected and qualified unless he or she resigns or his or her office becomes vacant by death, removal, or other cause in accordance with the bylaws of the Company.

     It is intended that votes pursuant to the Proxies will be cast for the named nominees. The persons named in the accompanying form of Proxy will vote the shares represented thereby for the nominees. Management knows of no reason why any of these nominees should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve the Proxies will be voted for the election of such other person(s) for the office of director as the Board may recommend in the place of such nominee(s).

     Pursuant to the bylaws and policies of the Company, in advance of the Annual Meeting of Stockholders, management will appoint an independent Inspector of Elections to supervise the voting of shares for the Annual Meeting. The Inspector will decide all questions respecting the qualification of voters, the validity of the Proxies and the acceptance or rejection of votes. The Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of his or her ability.

     All elections shall be determined by a plurality of votes cast, and except as otherwise provided by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively. Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or required by law.

     If a quorum is present and voting, the three nominees receiving the highest number of votes will be elected for the ensuing three-year term. The term of Mr. Niebla's directorship will be ratified for the term expiring at the 2002 Annual Meeting of Stockholders. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., broker nonvoter, will be counted as present in determining if a quorum is present.

                DIRECTOR                          POSITION          AGE            DIRECTOR SINCE
                --------                          --------          ---            --------------
NOMINEES
Richard M. Brooks.......................  Director                  71    Director since 1990; term ends
                                                                          2000.
Raymond E. Miles........................  Director                  67    Director since 1988; term ends
                                                                          2000.
Linda Griego............................  Director                  52    Director since 1999; term ends
                                                                          2000.
J. Fernando Niebla......................  Director                  60    Director since 1999; term ends
                                                                          2002.
CONTINUING
David H. Watts..........................  Chairman of the Board,    61    Director since 1988; term ends
                                          Chief Executive Officer,        2002.
                                          and Director
Joseph J. Barclay.......................  Director                  67    Director since 1988; term ends
                                                                          2002.
Rebecca A. McDonald.....................  Director                  47    Director since 1994; term ends
                                                                          2001.
Brian C. Kelly..........................  Director                  68    Director since 1995; term ends
                                                                          2001.
George B. Searle........................  Director                  67    Director since 1998; term ends
                                                                          2001.

     Granite Construction Incorporated was incorporated in Delaware in January, 1990 as the holding company for Granite Construction Company, which was incorporated in California in 1922. All dates for people listed in this Proxy referring to the dates of service with the Company include the periods in which they served for Granite Construction Company.

     Mr. Watts is currently, and has been since 1987, President and Chief Executive Officer of the Company. On May 24, 1999 he was elected to also serve as Chairman of the Board. He was formerly President and Chief Executive Officer and a director of Ford, Bacon & Davis, Inc., an industrial engineering and construction firm. Mr. Watts currently serves as a director of TIC Holdings, Inc., Wilder Construction Company, the California Chamber of Commerce, of which he is the current year's Chair, Nationwide Public Projects Coalition, the Monterey Bay Area Council of the Boy Scouts of America, and the Community Foundation for Monterey County. He holds a B.A. degree in Economics from Cornell University.

     Mr. Brooks is self-employed as a Financial Consultant. Mr. Brooks is a director of Longs Drug Stores Corporation, BEI Technologies, Inc. and Western Farm Credit Bank. He holds a B.S. degree in Applied Economics from Yale University and an M.B.A. degree from the University of California, Berkeley.

     Ms. McDonald is currently Chairman and Chief Executive Officer of Enron Asia Pacific/Africa/China. She was formerly President and Chief Executive Officer of Amoco Energy Development and Managing

Director of Amoco Energy Group North America. Ms. McDonald is a director of Eagle Global Logistics. She holds a B.S. degree in Education from Stephen F. Austin University.

     Mr. Barclay was formerly Chairman, President, Chief Executive Officer and a director of Cascade Corporation, a manufacturer of materials handling equipment. He is a director of Columbia Machine, Inc. Mr. Barclay holds a B.S. degree in Industrial Engineering from Illinois Institute of Technology.

     Mr. Kelly is self-employed as a Construction Consultant with over 40 years of construction experience. He is currently utilizing his business expertise as a volunteer with The Diocese of Monterey and other community organizations. Mr. Kelly holds a B.S. degree in Civil Engineering from Iowa State University and an M.B.A. degree from Stanford University.

     Dr. Miles is the Trefethen Professor Emeritus at the Walter A. Haas School of Business at the University of California, Berkeley. He has been a member of the faculty since 1963 and is a former Dean of the School. Dr. Miles is a director of the Union Bank of California. He holds B.A. and M.B.A. degrees from the University of North Texas and a Ph.D. in Organizational Behavior and Industrial Relations from Stanford University.

     Mr. Searle is currently President of Searle Associates, Inc., consultants to the construction industry. He was formerly President of IA Construction Co. of Concordville, Pennsylvania, a leading construction company in the Northeast. Mr. Searle holds a B.A. degree in Mathematics from Harvard University.

     Ms. Griego is President and Chief Executive Officer of Griego Enterprises, Inc. She was formerly President and Chief Executive Officer of the Los Angeles Community Development Bank. Ms. Griego is on the Board of Directors of Blockbuster, Inc., and Tokay Bank of California. She also serves as a Los Angeles branch director of the Federal Reserve Bank of San Francisco. She holds a B.A. degree in History from the University of California at Los Angeles.

     Mr. Niebla is President of International Technology Partners, an IT services company based in Miami, Florida. He was the founder and former Chairman and Chief Executive Officer of Infotec Development Inc. and Infotec Commercial Systems. Mr. Niebla is a director of Union Bank of California and of Pacific Life, Inc. He holds a B.S. degree in Electrical Engineering from the University of Arizona and an M.S. QBA from University of Southern California.

     The Company has an Audit/Compliance Committee, a Compensation Committee, a Nominating Committee, a Strategic Planning Committee, and an Executive Committee.

                           AUDIT/COMPLIANCE COMMITTEE
                          Richard M. Brooks, Chairman
                               Joseph J. Barclay
                                  Linda Griego
                                 Brian C. Kelly
                              Rebecca A. McDonald
                                Raymond E. Miles
                               J. Fernando Niebla
                                George B. Searle

     The functions of the Audit/Compliance Committee include recommending the independent accountants to the Board of Directors, reviewing and approving the planned scope of the annual audit, proposed fee arrangements and the results of the annual audit, reviewing the adequacy of accounting and financial controls, reviewing the independence of the independent accountants, approving all assignments to be performed by the independent accountants, instructing the independent accountants, as deemed appropriate, and to undertake special assignments. The committee also oversees the Ethics and Compliance Program including participation in the annual evaluation of the Compliance Officer and giving a detailed annual report to the Board on the progress of the Program and plans for its future activities. The Audit/Compliance Committee is comprised entirely of non-employee directors. During fiscal year 1999, the Audit/Compliance Committee held 2 meetings.

                             COMPENSATION COMMITTEE
                               Joseph J. Barclay
                               Richard M. Brooks
                                 Brian C. Kelly

     The Compensation Committee reviews and recommends salaries for corporate officers and key employees. In addition, the Compensation Committee administers the 1990 Omnibus Stock and Incentive Plan and the 1999 Equity Incentive Plan with respect to persons subject to Section 16 of the Securities Exchange Act of 1934. The Compensation Committee is comprised entirely of non-employee directors. The Compensation Committee held 5 meetings in 1999.

                              NOMINATING COMMITTEE
                               Joseph J. Barclay
                               Richard M. Brooks
                                Raymond E. Miles
                                George B. Searle

     The Nominating Committee recommends and nominates persons to serve on the Board of Directors. The Committee will consider nominees recommended by stockholders as long as the stockholder gives timely notice in writing of his or her intent to nominate a director. To be timely, a stockholder nomination for a director to be elected at the 2001 Annual Meeting must be received at the Company's principal office on or before December 12, 2000. The Nominating Committee held 2 meetings in fiscal year 1999.

                          STRATEGIC PLANNING COMMITTEE
                                Raymond E. Miles
                              Rebecca A. McDonald
                                 Brian C. Kelly
                                George B. Searle

     The function of the Strategic Planning Committee is to develop, in conjunction with management, the Company's Strategic Plan and to provide overall strategic planning direction for the Company. The Strategic Planning Committee held 1 meeting in fiscal year 1999.

                              EXECUTIVE COMMITTEE
                            David H. Watts, Chairman
                               Joseph J. Barclay
                                 Brian C. Kelly

     The Executive Committee's responsibility is to exercise all powers and authority of the Board of Directors in the management of business affairs of the Company as authorized by the Board. The Committee reviews and approves specific decisions as established by the current "Limits of Authority" schedule. It may exercise the power and authority of the Board of Directors to declare a dividend, authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Members of the Executive Committee do not receive any meeting fees or other compensation for their service on the Committee.

     During fiscal year 1999, the Board of Directors held 8 meetings. All Directors attended 75% of the meetings of the Board or any committee on which he or she served.

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table contains information as of March 31, 2000 regarding the ownership of the Common Stock of the Company by: (i) all persons who, to the knowledge of the Company, were the beneficial owners of 5% or more of the outstanding shares of Common Stock of the Company (except for Primecap Management Company which ownership interest is as of December 31, 1999), (ii) each director and director nominee of the Company, (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of March 31, 2000, whose salary and bonus for the fiscal year ended exceeded $100,000, and (iv) all executive officers and directors of the Company as a group:

                                                       AMOUNT AND NATURE     PERCENT OF
                                                         OF BENEFICIAL      COMMON STOCK
                        NAME                             OWNERSHIP(1)       OUTSTANDING
                        ----                           -----------------    ------------
Emben & Co. (ESOP Trust).............................      7,153,723           26.22%
  c/o BNY Western Trust Company
  One Wall Street
  New York, NY 10286
Primecap Management Company..........................      2,100,000            7.78%
  Pasadena, California
David H. Watts(2)....................................        250,676               *
Joseph J. Barclay....................................          9,540               *
Richard M. Brooks....................................          6,602               *
Linda Griego.........................................            854               *
Brian C. Kelly.......................................         12,859               *
Rebecca A. McDonald..................................          1,722               *
Raymond E. Miles.....................................          2,075               *
J. Fernando Niebla...................................            885               *
George B. Searle.....................................          6,752               *
William G. Dorey(3)..................................        263,048               *
William E. Barton(4).................................         84,539               *
Patrick M. Costanzo(5)...............................        230,060               *
Mark E. Boitano(6)...................................        178,120               *
All executive officers and directors as a group
  (13 persons)(2)(3)(4)(5)(6)........................      1,047,732            3.84%

---------------
 *  Less than 1%.

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(2) Includes approximately 46,842 shares of Common Stock owned by the Employee Stock Ownership Plan ("ESOP") but allocated to Mr. Watts' account as of March 31, 2000, and 82,919 shares of restricted stock over which Mr. Watts has voting, but not dispositive power, as of March 31, 2000. These shares are subject to vesting and distribution restrictions.

(3) Includes approximately 150,050 shares of Common Stock owned by the Employee Stock Ownership Plan ("ESOP") but allocated to Mr. Dorey's account as of March 31, 2000, and 53,025 shares of restricted stock over which Mr. Dorey has voting, but not dispositive power, as of March 31, 2000. These shares are subject to vesting and distribution restrictions.

(4) Includes approximately 45,211 shares of Common Stock owned by the Employee Stock Ownership Plan ("ESOP") but allocated to Mr. Barton's account as of March 31, 2000, and 25,831 shares of restricted stock over which Mr. Barton has voting, but not dispositive power, as of March 31, 2000. These shares are subject to vesting and distribution restrictions.

(5) Includes approximately 85,161 shares of Common Stock owned by the Employee Stock Ownership Plan ("ESOP") but allocated to Mr. Costanzo's account as of March 31 2000, and 43,195 shares of restricted stock over which Mr. Costanzo has voting, but not dispositive power, as of March 31, 2000. These shares are subject to vesting and distribution restrictions.

(6) Includes approximately 104,167 shares of Common Stock owned by the Employee Stock Ownership Plan ("ESOP") but allocated to Mr. Boitano's account as of March 31, 2000, and 68,651 shares of restricted stock over which Mr. Boitano has voting, but not dispositive power, as of March 31, 2000. These shares are subject to vesting and distribution restrictions.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth a summary of compensation as to the Chief Executive Officer and the four other most highly compensated executive officers as of December 31, 1999, whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1999:

                           SUMMARY COMPENSATION TABLE

                                                                    LONG TERM COMPENSATION
                                                                -------------------------------
                                                                       AWARDS           PAYOUTS
                                                 ANNUAL         ---------------------   -------
                                            COMPENSATION(1)     RESTRICTED
                                           ------------------     STOCK                  LTIP        ALL OTHER
             NAME AND                      SALARY    BONUS(2)   AWARDS(3)    OPTIONS/   PAYOUTS   COMPENSATION(4)
        PRINCIPAL POSITION          YEAR     ($)       ($)         ($)       SARS (#)     ($)           ($)
        ------------------          ----   -------   --------   ----------   --------   -------   ---------------
David H. Watts....................  1999   330,000   330,000     710,185       --         --          35,976
  Chairman of the Board,            1998   300,000   300,000     530,865       --         --          33,713
  President and Chief               1997   270,000   305,000     516,839       --         --          23,132
  Executive Officer
William G. Dorey..................  1999   240,000   240,000     516,519       --         --          35,976
  Executive Vice President          1998   200,000   280,000     283,128       --         --          32,592
  and Chief Operating               1997   170,000   285,000     340,774       --         --          23,131
  Officer
William E. Barton.................  1999   186,000   149,000     239,964       --         --          35,976
  Senior Vice President and         1998   165,000   126,000     171,644       --         --          32,592
  Chief Financial Officer           1997   140,000   130,000     144,009       --         --          23,131
Patrick M. Costanzo...............  1999   200,000   280,000     344,329       --         --          35,976
  Senior Vice President and         1998   200,000   280,000     364,109       --         --          33,713
  Manager Heavy                     1997   170,000   285,000     170,689       --         --          23,131
  Construction Division
Mark E. Boitano(5)................  1999   200,000   280,000     344,329       --         --          35,976
  Senior Vice President and         1998   150,000   210,000     212,346       --         --          32,592
  Manager Branch Division           1997        --        --          --       --         --              --

---------------
(1) For the year ended December 31, 1999, compensation deferred at the election of the officer under the Key Management Deferred Compensation Plan for Messrs. Watts, Dorey, Barton, Costanzo and Boitano was $351,305; $80,649; $7,000; $98,087 and $22,255, respectively. For the year ended December 31, 1998 such deferred compensation amounted to $300,531; $265,264; $6,000; $289,070 and $6,000 respectively, while for the year ended December 31, 1997 deferred compensation amounted to $295,203; $6,000; $6,000; $273,283 and N/A, respectively.

(2) Amounts include cash bonuses earned in the current year but paid in the following year. Amounts do not include cash bonuses paid in the current year but earned in the previous year.

(3) The amount of awards for each year is based on the Company's stock closing price on the grant date multiplied by the number of shares awarded for the year. Such awards are earned in the current year but issued as stock in the following year. The aggregate number of restricted shares outstanding at December 31, 1999 for Messrs. Watts, Dorey, Barton, Costanzo, and Boitano were 63,061; 37,490; 18,637; 34,878 and 63,492, respectively, with an aggregate market value for those same officers of

    $1,162,687; $691,222; $343,620; $643,063 and $1,170,634, respectively, based on the Company's stock closing price of $18.4375 at December 31, 1999. The number of shares and values for each officer at December 31, 1999 exclude the shares issued in March, 2000 for services performed in 1999 which appear in the table as 1999 compensation.

    A portion of the restricted stock reflected for 1997 was awarded based on deferred compensation from 1990. Such deferred compensation reflects a one-time event of accelerated income to the Company caused by the Company's 1990 change from the completed contract to the percentage of completion accounting method, on which incentive compensation was deferred and is paid through restricted stock awards not to exceed $50,000 per year. At December 31, 1999, the amounts of 1990 deferred compensation remaining to be paid were $36,139 and $11,383 for Messrs. Watts and Dorey, respectively.

    In 1999 restricted stock agreements were amended to change the vesting for all participants who had attained retirement age as defined by the Plan to conform to the requirements under the Internal Revenue Code Section 83. As a result of these amendments, Messrs. Watts' and Costanzo's shares will all vest in 2000. The following tables show the total number of shares awarded Messrs. Barton and Dorey in grant years 1997, 1998 and 1999 and the vesting schedules for those shares:

     WILLIAM E. BARTON

                       TOTAL SHARES     1999       2000       2001       2002       2003       2004
     GRANT DATE          AWARDED       VESTING    VESTING    VESTING    VESTING    VESTING    VESTING
     ----------        ------------    -------    -------    -------    -------    -------    -------
1999.................      7,304        1,096        364      1,461      1,461      1,461      1,461
1998.................      7,513        2,630        374      1,503      1,503      1,503         --
1997.................      8,862        4,874        444      1,772      1,772         --         --
                          ------        -----      -----      -----      -----      -----      -----
Totals...............     23,679        8,600      1,182      4,736      4,736      2,964      1,461

     WILLIAM G. DOREY

                       TOTAL SHARES     1999       2000       2001       2002       2003       2004
     GRANT DATE          AWARDED       VESTING    VESTING    VESTING    VESTING    VESTING    VESTING
     ----------        ------------    -------    -------    -------    -------    -------    -------
1999.................     12,048        1,807        601      2,410      2,410      2,410      2,410
1998.................     17,779        6,223        888      3,556      3,556      3,556         --
1997.................     20,246       11,135      1,013      4,049      4,049         --         --
                          ------       ------      -----     ------     ------      -----      -----
Totals...............     50,073       19,165      2,502     10,015     10,015      5,966      2,410

    None of Mr. Boitano's restricted stock awarded in years 1997, 1998 and 1999 vests within three years of the date of grant.

(4) Amounts represent contributions to the Employee Stock Ownership Plan, the Profit Sharing and 401(K) Plan and a profit sharing cash bonus that were earned during the current year, of which a portion was allocated in the following year.

(5) Mr. Boitano was designated an executive officer during the fiscal year ended December 31, 1998. Information for the year prior to 1998 is not provided.

OPTIONS OF EXECUTIVE OFFICERS

     The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended December 31, 1999, and unexercised options held as of December 31, 1999, by the persons named in the Summary Compensation Table above.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                              FY-END OPTION VALUES

                                                                                         VALUE OF UNEXERCISED
                                                           NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                 SHARES                      OPTIONS AT FY-END               AT FY-END(1)
                               ACQUIRED ON    VALUE     ---------------------------   ---------------------------
            NAME                EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               -----------   --------   -----------   -------------   -----------   -------------
David H. Watts...............         --           --           0             --              0                --
William G. Dorey.............         --           --           0             --              0                --
William E. Barton............         --           --           0             --              0                --
Patrick M. Costanzo..........     10,125     $179,744           0             --              0                --
Mark E. Boitano..............         --           --           0             --              0                --

---------------
(1) For each named executive officer, the value of the exercisable options is based on a closing stock sale price of $18.4375 on December 31, 1999, less the grant price of $7.56 per share.

            EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     In April, 1990, Granite Construction Company, a subsidiary of the Company ("Granite"), entered into employment agreements with William E. Barton, Mark E. Boitano, Patrick M. Costanzo, William G. Dorey, and David H. Watts. Effective February 1, 1997 the employment agreements entered into with Messrs. Barton, Boitano, Costanzo, Dorey, and Watts were formally assigned to, and the obligations thereunder accepted by, the Company. These agreements provide that if the individual's employment with the Company is terminated for certain reasons within two and one-half years after a "change in control" of the Company, then the Company will pay to the individual amounts up to three times the average gross annual compensation paid to the individual over the five years prior to the "change in control." A "change in control" is defined as (i) a merger, consolidation or acquisition of the Company where the stockholders of the Company do not retain a majority interest in the surviving or acquiring corporation; (ii) the transfer of substantially all of the Company's assets to a corporation not controlled by the Company or its stockholders; or (iii) the transfer to affiliated persons of more than 30% of the voting stock of the Company, leading to a change of a majority of the members of the Board of Directors.

     Also in the event of a "change in control," options and grants of restricted stock ("Awards") awarded under the 1990 Omnibus Stock and Incentive Plan and the 1999 Equity Incentive Plan (the "Plans") are affected. The Plans provide that the surviving, successor, or acquiring corporation shall either assume outstanding Awards or substitute new Awards having an equivalent value. In the event that does not occur, the Company's Board shall provide that any Awards otherwise unexercisable and/or unvested shall be immediately exercisable and vested in full. The Plans further provide that if such newly exercisable or vested Awards have not been exercised as of the date of the change in control, they shall terminate effective as of the date of the change in control.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with.

                           COMPENSATION OF DIRECTORS

     Mr. Watts receives $250 for each month he serves as Chairman of the Board of the Company. Messrs. Barclay, Brooks, Kelly, Miles, Niebla, Searle, and Ms. Griego and McDonald currently receive an annual retainer of $20,000, payable quarterly, for serving on the Board. In addition, Messrs. Barclay, Brooks, Kelly, Miles, Niebla, Searle and Ms. Griego and McDonald receive $800 for each Board of Directors meeting they attend and $600 for each Board of Directors committee meeting (except for meetings of the Executive Committee) they attend.

     The 1999 Equity Incentive Plan, passed at the 1999 Annual Meeting of Stockholders, provides that each nonemployee director must elect, generally prior to the start of the applicable calendar year, to receive director fee awards during such year in the form of either an Option Payment or a Stock Units Payment. Each nonemployee director must receive at least 50% of the value of all compensation for services as a director in the form of a stock-based director fee award in lieu of receipt of cash. A nonemployee director may elect to receive 100% of director compensation in the form of a director fee award. A nonemployee director electing to receive an Option Payment will be granted automatically on the last day of each calendar quarter during the year a nonstatutory stock option for a number of shares of Common Stock. The amount of shares granted is determined by dividing the Elected Quarterly Compensation by an amount equal to 50% of the average closing price of a share of the Company's Common Stock on the New York Stock Exchange on the ten trading days preceding the date of grant and having an exercise price per share equal to 50% of such average closing price.

     A nonemployee director electing to receive a Stock Units Payment will be granted automatically on the last day of each calendar quarter during the year an award for a number of stock units. The amount of the award is determined by dividing the Elected Quarterly Compensation by an amount equal to the average closing price of a share of the Company's Common Stock on the New York Stock Exchange on the ten trading days preceding the date of grant. A stock unit is an unfunded bookkeeping entry representing a right to receive one share of the Common Stock of the Company in accordance with the terms and conditions of the Stock Units Award. Nonemployee directors are not required to pay any additional cash consideration in connection with the settlement of the Stock Units Award.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the S&P 500 and the Dow Jones Heavy Construction Industry Index (Fluor, Jacobs Engineering, Morrison Knudsen, Foster Wheeler, Stone & Webster and Zurn Industries) for the period commencing on December 31, 1994, and ending on December 31, 1999.

     The graph assumes $100 invested on December 31, 1994 in the Company's stock at $21.25 per share, and in the S & P 500 Index, and Dow Jones Construction Industry Index. The Total Return also assumes reinvestment of dividends.

                          Granite                               Dow Jones
                      Construction Inc.    S&P 500          Heavy Construction
1994                    100.00              100.00               100.00
1995                    158.37              137.58               139.54
1996                    145.93              169.17               132.59
1997                    179.78              225.61               100.09
1998                    398.80              290.09               104.22
1999                    222.82              351.13                97.89

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Barclay, Brooks and Kelly served as members of the Compensation Committee during fiscal 1999. All Committee members are nonemployee directors.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee is responsible for formulating the Company's executive compensation policy. The Committee reviews, adopts and administers incentive compensation plans applicable to executive officers and other senior management personnel, with the intention of providing both competitive and appropriate levels of compensation.

     The Committee's primary compensation policy is that a substantial portion of the annual compensation of each executive should be directly linked to the performance of the Company. In addition, compensation should link the long-term interests of executives and shareholders and encourage career service by including stock ownership as an integral part of the compensation package.

     The Committee has, on occasion, retained the services of compensation consultants to assist the Committee in developing and maintaining a competitive executive compensation program. Hewitt Associates, for example, has regularly provided the Compensation Committee information comparing the Company's executive compensation to certain companies in the construction industry, including companies in the Dow Jones Heavy Construction Group.

     The Committee has considered the potential impact of Section 162(m) (the "Section") of the Internal Revenue Code adopted under the Federal Reserve Reconciliation Act of 1933. This Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any named executive officers, unless such compensation is subject to performance-based exemptions. Since all of the targeted compensation of each of the named executive officers is performance-based, the exemption applies and this Section will not materially, if at all, reduce the tax deduction available to the Company.

     The Company's compensation package includes salary and annual incentive compensation comprised of bonuses payable in cash or restricted stock. Following a review of officer salaries, the Compensation Committee recommended to the full board on December 21, 1998 to bring officer salaries into alignment with competitive guidelines. Effective January 1, 1999, CEO David H. Watts' salary was increased from $300,000 to $330,000.

     The incentive compensation plan is designed so that when bonuses exceed a predetermined cap on total annual cash compensation, the amount in excess of the cap is converted into long-term compensation in the form of restricted stock. Restricted stock limits have also been established by the Committee to fix total compensation limits at appropriate levels. The Committee determined the appropriate participation of officers as well as the performance threshold, cash caps, and restricted stock limits for all officers in 1999. Effective January 1, 1999, CEO Watts' cash limit was increased to $660,000 and his total compensation limit to $1,320,000.

     The Committee continued the Return on Net Assets (RONA) based compensation plan in 1999 for Corporate Officers and Middle Managers. The Committee believes that using RONA as the key performance factor ties earnings performance to the Company's asset growth and asset utilization compared with the cost of capital, and that RONA is a superior measure of performance in an asset-heavy business. For the Branch and Heavy Construction Division officers, the Committee assigned performance measures both at the Corporate and Division Level. Thirty percent (30%) of their incentive compensation was determined in 1999 by Corporate RONA, while 70% of their incentive compensation was based on the profitability of their respective Divisions.

     In addition to his 1999 base salary, CEO Watts also received an incentive cash payment of $300,000 and restricted stock valued at $600,000 (paid in 1999 for performance provided in 1998) under the incentive plan in accordance with the terms of the plan described above. The Committee believes Mr. Watts' compensation for the year ending December 31, 1999 reflects the Company's performance and was in the general range of compensation for executives with like responsibilities in comparable companies and industries achieving similar financial results.

     The Committee met five (5) times in 1999.

Joseph J. Barclay                  Brian C. Kelly
Richard M. Brooks

                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                       CHANGE IN AUTHORIZED CAPITAL STOCK

     The Company's Board of Directors has unanimously approved, recommends and deems it advisable that the stockholders approve an Amendment to the Certificate of Incorporation of the Company to increase the number of shares of Common Stock which the Company is authorized to issue from 50,000,000 shares of Common Stock to 100,000,000 shares of Common Stock.

     The proposed additional 50,000,000 shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The holders of Common Stock are not entitled to preemptive rights. As of April 7, 2000, there were issued and outstanding 27,288,366 shares of Common Stock, 1,250 shares were reserved for issuance upon the exercise of options under the 1990 Omnibus Stock Option Plan, 2,215,255 shares were reserved for issuance under the 1999 Equity Incentive Plan, 215,300 shares were reserved for issuance as warrants and there were no shares held as treasury stock by the Company.

     The Board believes that the authorization of the additional shares of Common Stock may be required for the Company's future growth, both through acquisitions and through expansion of existing business, or by reason of stock dividends or splits, which in the long run may tend to broaden ownership of the Company's stock. Authorization of such additional shares in such event could significantly improve the Company's bargaining position in negotiating possible acquisitions of other businesses. Such authorization will also provide the Company with greater flexibility in financing future expansion of its existing business. The Company presently has no plans, commitments or understanding for the issuance of shares of Common or Preferred Stock or for stock dividends or splits, although such matters have been and will continue to be considered from time to time. The Board does not intend to issue any shares except upon terms that the Board deems to be in the best interest of the Company and its shareholders.

     The additional shares of Common Stock which are proposed for authorization may be issued at the discretion of the Board of Directors for any corporate purpose without further action by the shareholders, except as required by law, applicable stock exchange regulations or otherwise. The Rules and Regulations of The New York Stock Exchange, Inc., as currently in effect, would require shareholder approval in connection with an issuance of Common Stock (including securities convertible into Common Stock) in any transaction or a series of related transactions, other than a public offering for cash, if (i) the Common Stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before such issuance, (ii) the number of shares of Common Stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of Common Stock outstanding before such issuance, or (iii) the issuance would result in a change of control of the Company.

     The Board believes it will be advantageous to Granite and its shareholders for Management to be in a position to act promptly with respect to stock dividends and splits, and with respect to investment in, or acquisition of, other companies, without the expense and passage of time necessarily involved in arranging special meetings of the shareholders to authorize additional shares, particularly where the number and value of shares to be issued is relatively small. Granite will solicit shareholder approval of any acquisition, investment or other transaction involving the issuance of shares of Common Stock when required to do so by law, the Rules and Regulations of the New York Stock Exchange, Inc. or if otherwise deemed advisable by Management.

     The proposed amendment to the Certificate of Incorporation will not revise the par value of the Common Stock from the present one cent ($0.01) per share.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                          A VOTE "FOR" THIS PROPOSAL.

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has appointed PricewaterhouseCoopers LLP to serve as independent accountants to audit the financial statements of the Company for fiscal 2000. Coopers & Lybrand, L.L.P., predecessor to PricewaterhouseCoopers LLP, has acted in such capacity since its appointment for fiscal 1982. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if the representative desires and will be available to respond to appropriate questions. The affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting of Stockholders at which a quorum is present and voting either in person or by Proxy is required for approval of this proposal. Votes for and against, abstentions and "broker nonvoter" will each be counted as present for purposes of determining a quorum. Neither abstention nor "broker nonvoter" will be counted as having been cast affirmatively or negatively on the proposal.

     In the event that ratification by the stockholders of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants is not obtained, the Board of Directors will reconsider said appointment.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                          A VOTE "FOR" THIS PROPOSAL.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT 2001 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders of the Company (i) must be properly brought before the meeting and be received by the Company at its offices at 525 West Beach Street, Watsonville, California 95076, on or before December 12, 2000 and (ii) must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's Proxy Statement for that meeting and the other requirements contained in the Company's bylaws.

                           INCORPORATION BY REFERENCE

     Certain information required by Item 13(a) of Schedule 14A is incorporated by reference to the Company's 1999 Annual Report to Shareholders mailed on approximately April 20, 2000.

                         TRANSACTION OF OTHER BUSINESS

     As of April 20, 2000, the only business which management intends to present or knows that others will present at the meeting has been included within this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

                                                           LOGO
                                          Michael Futch
                                          Vice President, General Counsel and
                                          Secretary
Dated: April 20, 2000

PROXY

                        GRANITE CONSTRUCTION INCORPORATED

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                      SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints David H. Watts and William E. Barton and each of them with full power of substitution to represent the undersigned and to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California on May 22, 2000, at 10:30 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of the Company dated April 20, 2000 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's 1999 Annual Report.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                            - FOLD AND DETACH HERE -

                                                                    Please mark
                                                                   your votes as
                                                                   indicated in
                                                                   this example.
                                                                        [X]

A VOTE FOR THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:


                                                                                   FOR ALL NOMINEES           WITHHOLD AUTHORITY
                                                                                LISTED BELOW (EXCEPT AS         TO VOTE FOR ALL
                                                                                MARKED TO THE CONTRARY)      NOMINEES LISTED BELOW
1. ELECTION OF DIRECTORS

To elect Richard M. Brooks, Raymond E. Miles and Linda Griego as directors to hold office for a three-year term and until their respective successors are
elected and have qualified.                                                             [ ]                           [ ]

2. RATIFICATION OF DIRECTOR

To ratify the directorship of J. Fernando Niebla to hold office for the term expiring at the 2002 Annual Meeting of Stockholders and until his successor is
elected and has qualified.                                                              [ ]                           [ ]

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.)

Nominees: Richard M. Brooks, Raymond E. Miles, Linda Griego, J. Fernando Niebla

                                                                                       FOR           AGAINST          ABSTAIN
3. To amend the Certificate of Incorporation of the Company so as to increase
the authorized Common Stock to 100,000,000.                                             [ ]             [ ]             [ ]

4. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's
independent accountants for the fiscal year ending December 31, 2000.                   [ ]             [ ]             [ ]


5. With discretionary authority, upon such other matters as may properly come before the meeting. The persons making this solicitation know at this time of no other matters to be presented at the meeting.

The shares represented hereby shall be voted as specified. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2 AND 3.


IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you attend the meeting, you may vote in person should you wish to do so even though you have already sent in your Proxy.


Signature(s)*                                      Dated:                 , 2000
             -------------------------------------       ----------------

(Please sign your name exactly as it appears on the stock certificate representing your shares.)

                            - FOLD AND DETACH HERE -

PROXY

                        GRANITE CONSTRUCTION INCORPORATED

    ALLOCATED SHARES VOTING DIRECTIVE CARD FOR ANNUAL MEETING OF STOCKHOLDERS

        The undersigned hereby directs BNY Western Trust Company as Trustee of the GRANITE CONSTRUCTION Employee Stock Ownership Plan to vote all of the allocated shares of stock of GRANITE CONSTRUCTION INCORPORATED beneficially held for me by the Plan at the Annual Meeting of Stockholders of GRANITE CONSTRUCTION INCORPORATED (the "Company") to be held at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California on May 22, 2000, at 10:30 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of the Company dated April 20, 2000 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's 1999 Annual Report.

IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED ALLOCATED SHARES VOTING DIRECTIVE CARD IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU FAIL TO RETURN YOUR VOTING DIRECTIVE CARD TO THE TRUSTEE BY MAY 18, 2000, YOU WILL BE DEEMED TO HAVE AUTHORIZED THE PLAN'S COMMITTEE TO DIRECT THE TRUSTEE HOW TO VOTE THESE SHARES. AS A PARTICIPANT IN THE GRANITE CONSTRUCTION EMPLOYEE STOCK OWNERSHIP PLAN (THE "PLAN"), YOU ARE ENTITLED TO VOTE YOUR ALLOCATED PORTION OF THE SHARES OF THE COMMON STOCK HELD IN THE PLAN. YOUR VOTING DIRECTION SUBMITTED TO THE BNY WESTERN TRUST COMPANY, TRUSTEE OF THE PLAN, WILL BE CONFIDENTIAL.

                  (continued, and to be signed, on other side)

                            - FOLD AND DETACH HERE -

                           (continued from other side)

                                                                    Please mark
                                                                   your votes as
                                                                   indicated in
                                                                   this example.
                                                                        [X]


                                                                                            FOR                   WITHHOLD
                                                                                  all nominees listed below       AUTHORITY
                                                                                    (except as marked to       to vote for all
                                                                                        the contrary)        nominees listed below
A vote FOR the following proposals is recommended by the Board of Directors:


1. To elect Richard M. Brooks, Raymond E. Miles and Linda Griego as directors to hold office for a three-year term and until their respective successors are
   elected and have qualified.                                                                 [ ]                 [ ]


2. RATIFICATION OF DIRECTOR
   To ratify the directorship of J. Fernando Niebla to hold office for the term expiring at the 2002 Annual Meeting of Stockholders and until his successor
   is elected and has qualified.                                                               [ ]                 [ ]

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.)

RICHARD M. BROOKS   RAYMOND E. MILES   LINDA GRIEGO   J. FERNANDO NIEBLA

                                                                                          FOR        AGAINST        ABSTAIN
3. To amend the Certificate of Incorporation of the Company so as to increase
   the authorized Common Stock to 100,000,000.                                            [ ]          [ ]             [ ]

4. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's
   independent accountants for the fiscal year ending December 31, 2000.                  [ ]          [ ]             [ ]

5. With discretionary authority, upon such other matters as may properly come before the meeting. The persons making this solicitation know at this time of no other matters to be presented at the meeting.

The shares represented hereby shall be voted as specified. IF NO SPECIFICATION IS MADE, I AUTHORIZE THE PLAN'S COMMITTEE TO DIRECT THE TRUSTEE HOW TO VOTE THESE SHARES.

Signature of Participant*                              Dated:          , 2000
                         ------------------------------      ---------

*(Please sign your name exactly as it appears on the plan certificate representing your shares.)


                            - FOLD AND DETACH HERE -

PROXY

                        GRANITE CONSTRUCTION INCORPORATED

   UNALLOCATED SHARES VOTING DIRECTIVE CARD FOR ANNUAL MEETING OF STOCKHOLDERS

        The undersigned hereby directs BNY Western Trust Company as Trustee of the GRANITE CONSTRUCTION Employee Stock Ownership Plan to vote the participant's pro rata portion of the unallocated shares of GRANITE CONSTRUCTION INCORPORATED beneficially held by the Plan at the Annual Meeting of Stockholders of GRANITE CONSTRUCTION INCORPORATED (the "Company") to be held at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California on May 22, 2000, at 10:30 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of the Company dated April 20, 2000 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's 1999 Annual Report.

IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED UNALLOCATED SHARES VOTING DIRECTIVE CARD IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU FAIL TO RETURN YOUR VOTING DIRECTIVE CARD TO THE TRUSTEE BY MAY 18, 2000, YOU WILL BE DEEMED TO HAVE AUTHORIZED THE PLAN'S COMMITTEE TO DIRECT THE TRUSTEE HOW TO VOTE THESE SHARES. AS A PARTICIPANT IN THE GRANITE CONSTRUCTION EMPLOYEE STOCK OWNERSHIP PLAN (THE "PLAN"), YOU ARE ENTITLED TO VOTE YOUR PRO RATA PORTION OF THE UNALLOCATED SHARES OF THE COMMON STOCK HELD IN THE PLAN. YOUR VOTING DIRECTION SUBMITTED TO THE BNY WESTERN TRUST COMPANY, TRUSTEE OF THE PLAN, WILL BE CONFIDENTIAL.


                  (continued, and to be signed, on other side)

                            - FOLD AND DETACH HERE -

                                                                    Please mark
                                                                   your votes as
                                                                   indicated in
                                                                   this example.
                                                                        [X]

                           (continued from other side)


                                                                                             FOR                    WITHHOLD
                                                                                  ALL NOMINEES LISTED BELOW         AUTHORITY
                                                                                     (EXCEPT AS MARKED TO       TO VOTE FOR ALL
                                                                                         THE CONTRARY)        NOMINEES LISTED BELOW
A vote FOR the following proposals is recommended by the Board of Directors:


1. To elect Richard M. Brooks, Raymond E. Miles and Linda Griego as directors to hold office for a three-year term and until their respective successors are
elected and have qualified.                                                                   [ ]                       [ ]


2. RATIFICATION OF DIRECTOR
To ratify the directorship of J. Fernando Niebla to hold office for the term expiring at the 2002 Annual Meeting of Stockholders and
until his successor is elected and has qualified.                                             [ ]                       [ ]

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.)

RICHARD M. BROOKS   RAYMOND E. MILES   LINDA GRIEGO   J. FERNANDO NIEBLA

                                                                                            FOR        AGAINST           ABSTAIN
3. To amend the Certificate of Incorporation of the Company so as to increase
the authorized Common Stock to 100,000,000.                                                 [ ]          [ ]                [ ]

4. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's
independent accountants for the fiscal year ending December 31, 2000.                       [ ]          [ ]                [ ]

5. With discretionary authority, upon such other matters as may properly come before the meeting. The persons making this solicitation know at this time of no
other matters to be presented at the meeting.                                               [ ]          [ ]                [ ]

The shares represented hereby shall be voted as specified. IF NO SPECIFICATION IS MADE, I AUTHORIZE THE PLAN'S COMMITTEE TO DIRECT THE TRUSTEE HOW TO VOTE THESE SHARES.

Signature of Stockholder*                                    Dated:      , 2000
                         ------------------------------------      ------

*(Please sign your name exactly as it appears on the stock certificate representing your shares.)

                            - FOLD AND DETACH HERE -